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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2020, we issued a press release reporting our financial results for the third quarter ended September 30, 2020. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Topline Results for Phase 2b ADVISE Trial of Etrasimod in Atopic Dermatitis

On November 9, 2020, we announced topline results from our ADVISE Phase 2b trial evaluating etrasimod in atopic dermatitis, or AD, and our intention to advance etrasimod into a Phase 3 registrational program in AD. Etrasimod is an investigational, orally administered sphingosine 1-phosphate, or S1P, receptor modulator discovered and being developed by us for the treatment of AD and other immune-mediated and inflammatory diseases.

In the ADVISE trial, the participants were representative of a moderate patient population (82.9% baseline vIGA 3), which is estimated to constitute upward of 40% of the AD market. In the primary analysis, nearly one-third of participants in the 2 mg etrasimod group achieved clear or almost clear skin, as defined by the validated Investigator Global Assessment, or vIGA, which is the FDA endpoint for Phase 3 registration. The vIGA improvement was statistically significant as compared to placebo at 12 weeks. Across the Eczema Area and Severity Index, or EASI, a 75% reduction from baseline in EASI, or EASI-75, and peak change in pruritis, etrasimod 2 mg demonstrated early and statistically significant effect at week 4. Etrasimod did not meet the Phase 2b primary endpoint of EASI change from baseline at week 12 as compared to placebo.

Overall, the safety profile was consistent with previous trials of etrasimod including low first-dose heart rate effect with no titration, and no serious adverse events across the groups. In the etrasimod groups, there were no cases of venous thromboembolic events, opportunistic or serious infections, macular edema, conjunctivitis, acne, or herpes zoster. Additionally, none of the other adverse events commonly associated with first-generation S1P receptor modulators were seen in this trial.

Between weeks 4-8, the trial was impacted by unwarranted dose interruption in 19% (n=9) of the etrasimod 2 mg group. Adjusting for this dose interruption, a post-hoc Completer Analysis, which included only those participants receiving full therapeutic exposure of etrasimod 2 mg, showed statistically significant effect on the EASI score compared to placebo (weeks 4 and 12), EASI-75 at week 4, vIGA at week 12 and pruritis through week 8. The Completer Analysis also showed no plateau of effect over the 12-week trial.

The analysis of the participant cohort with dose interruption showed diminished clinical effect upon withdrawal and a resumption of effect upon reinstatement of study drug consistent with the pharmacodynamics of etrasimod, which we believe further supports the clinical impact of etrasimod.

We plan to submit additional data from the ADVISE trial to future medical meetings and for publication in a peer-reviewed journal.

ADVISE was a Phase 2b multicenter, randomized, double-blinded, placebo-controlled trial to assess the safety and efficacy of once-daily etrasimod in subjects with moderate-to-severe atopic dermatitis. The primary endpoint measured was percent change in EASI from baseline to week 12, followed by a 4-week follow-up observation period. Secondary endpoints included the proportion of participants achieving EASI-75, proportion of participants with a vIGA 0 to 1, and percent change in peak pruritis. The ADVISE trial enrolled approximately 140 participants and was conducted in study sites across the United States, Canada and Australia. An open-label extension of the ADVISE trial is ongoing.

Etrasimod is an investigational compound that is not approved for any use in any country.

Forward-Looking Statements

Statements in this report on Form 8-K that are not statements of historical fact are forward-looking statements that involve a number of risks and uncertainties. Such statements include, without limitation, statements regarding our intention to advance etrasimod into a Phase 3 registrational program in AD; the estimates about the composition of the AD market; our plans for submission of additional data from the ADVISE study to future medical meetings and for publication in a peer-reviewed journal; and other statements that are not historical facts, including statements that may include the words “intention,” “estimate,” “believe,” and “plan.” For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include the following: the topline data is based on preliminary analysis of key data, and such data or analysis may change following a more comprehensive review of the data, and such topline data may not accurately reflect the complete results of a particular study or trial; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; the timing and outcome of research, development and regulatory review is uncertain and Arena's drug candidates may not advance in development or be approved for marketing; enrolling participants in our ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease (COVID-19) pandemic, including but not limited to the impact on our clinical operations, the operations of our suppliers, partners, collaborators, licensees, and capital markets, which in each case remains uncertain; risks related to developing and commercializing drugs; we will need additional funds to advance all of our programs, and you and others may not agree with the manner in which we allocate our resources; the impact of competition; risks related to unexpected or unfavorable new data; the risk that regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than us or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; satisfactory resolution of litigation or other disagreements with others; risks related to the enforcement of our and third parties' intellectual property rights; and those factors disclosed in our filings with the Securities and Exchange Commission (SEC), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 27, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on August 5, 2020. These forward-looking statements represent our judgment as of the time of this report on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued November 9, 2020, reporting financial results for the third quarter ended September 30, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2020	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer